CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




FIRST INVESTORS NEW YORK INSURED TAX FREE FUND, INC.
95 WALL STREET
NEW YORK, NY  10005

We consent to the use in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A (File No. 2-86489) of our report dated February 2, 2001 relating to the December 31, 2000 financial statements of First Investors New York Insured Tax Free Fund, Inc., which are included in said Registration Statement.

                                            TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 13, 2001